UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 26, 2010

Apartment Investment and Management Company
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-13232	841259577
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4582 S. Ulster Street Parkway, Suite 1100, Denver, Colorado		80237
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	303-757-8101

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of Apartment Investment and Management Company (“Aimco”) was held on April 26, 2010. Aimco previously filed with the Securities and Exchange Commission the proxy statement and related materials pertaining to this meeting. On the record date of February 26, 2010, there were 117,457,571 shares of Aimco Class A Common Stock issued and outstanding and eligible to vote.

The eight nominees for the Board of Directors were elected to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualify. The tabulation of votes was:

Nominee	For	Against	Abstain	Broker Non-Vote
James N. Bailey	82,353,257	9,952,988	25,034	10,309,196
Terry Considine	89,827,737	2,450,126	53,416	10,309,196
Richard S. Ellwood	81,806,065	10,498,416	26,798	10,309,196
Thomas L. Keltner	82,352,470	9,950,186	28,623	10,309,196
J. Landis Martin	80,919,286	11,386,460	25,533	10,309,196
Robert A. Miller	82,357,030	9,949,686	24,563	10,309,196
Kathleen M. Nelson	89,331,008	2,976,007	24,264	10,309,196
Michael A. Stein	82,355,047	9,952,133	24,099	10,309,196

The appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for 2010 was ratified by a vote of 100,473,612 for; 2,108,360 against; and 58,503 abstentions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apartment Investment and Management Company

April 28, 2010	By:	Ernest M. Freedman

Name: Ernest M. Freedman
Title: Executive Vice President and Chief Financial Officer